NOTICE OF GUARANTEED DELIVERY FOR

                    CONTINENTAL AIRLINES, INC.

           This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Continental Airlines, Inc. (the "Company") made pursuant to the Prospectus, dated_____________, 1996 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Certificates are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Certificates pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

      Delivery to:  Wilmington Trust Company, Exchange Agent

   By Mail, Overnight Delivery:                  By Hand:
     Wilmington Trust Company            Wilmington Trust Company
     1100 North Market Street           1105 North Market Street,
            Wilmington,                         1st Floor
        Delaware 19890-0001             Wilmington, Delaware 19890
       Attention: Jill Rylee            Attention: Corporate Trust
                                                Operations


                     Facsimile Transmission:
                          (302) 651-1079




                      Confirm by Telephone:
                          (302) 651-8869
                            Jill Rylee



           Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

           Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Certificates set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed
Delivery Procedures" section of the Prospectus.

Principal Amount of Old                   Name(s) of Record Holders(s):
Certificates Tendered:


$________________________________
                                         ________________________________
Certificate Nos. (if
available):
                                         ________________________________
                                          Address(es):
________________________________

________________________________
                                         ________________________________

                                         ________________________________
If Old Certificates will be               Area Code and Telephone
delivered by book-entry                   Number(s):
transfer to The Depositary
Trust Company, provide account
number.
                                         ________________________________
                                          Signature(s):
Account
Number________________________
                                         ________________________________

                                         ________________________________

           THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

                            GUARANTEE

             (Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:___________________               ______________________________
                                               (Authorized Signature)

Address:________________________

________________________________

Area Code and
Telephone
Number:_________________________
                                          Title:________________________

                                          Name:_________________________

                                          Date:_________________________